UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders

Ducommun Incorporated (the “Company”) held its 2019 Annual Meeting of Shareholders on May 1, 2019 (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the shareholders approved (1) the election of Messrs. Robert C. Ducommun, Dean M. Flatt, and Jay L. Haberland as directors to serve for a three-year term ending at the Company’s 2022 Annual Meeting of Shareholders and the election and qualification of their respective successors, (2) an advisory resolution to approve the Company’s executive compensation, and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The shareholder vote on these matters was as follows:

	For	Withheld	Broker Non-Votes
Election of Robert C. Ducommun for a three-year term expiring in 2022	7,387,021	1,843,561	1,488,031
Election of Dean M. Flatt for a three-year term expiring in 2022	9,141,209	89,373	1,488,031
Election of Jay L. Haberland for a three-year term expiring in 2022	9,141,675	88,907	1,488,031

	For	Against	Abstain	Broker Non-Votes
Advisory resolution to approve the Company’s executive compensation	9,004,509	210,423	15,650	1,488,031

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	10,397,071	295,506	26,036	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 3, 2019	By:	/s/ Douglas L. Groves
Douglas L. Groves
Vice President, Chief Financial Officer and Treasurer